 Exhibit 99.A

News
For Immediate Release

El Paso Corporation Announces Final Tender Results

HOUSTON, TEXAS, August 10, 2011—El Paso Corporation (NYSE: EP) today announced that as of 11:59 p.m., New York City time, on August 9, 2011 (such date and time, the “Expiration Date”) the following principal amounts of the outstanding senior debt securities listed below (the “Notes”) have been tendered and accepted for purchase under the previously announced cash tender offers (the “Tender Offers”) for such securities.

Title of Notes	CUSIP Number	Principal Amount Outstanding Prior to the Commencement of the Tender Offers	Principal Amount Tendered on or prior to the Expiration Date	Principal Amount Accepted at Early Settlement	Principal Amount Accepted today for Final Settlement

Any and All Notes:
9.625% Senior Debentures due 2012	190441AP0(1)	$570,000	$25,000	$25,000	$-	(2)
9.625% Senior Notes due 2012	28336LAZ2	$27,583,000	$16,040,000	$16,040,000	$-	(2)
8.250% Senior Notes due 2016	28336LBT5	$67,867,000	$610,000	$590,000	$20,000	(2)
6.950% Senior Debentures due 2028	190441AW5(1)	$896,000	$525,000	$525,000	$-	(2)
6.950% Senior Notes due 2028	28336LBD0	$173,534,000	$143,145,000	$142,815,000	$330,000	(2)
7.420% Senior Debentures due 2037	190441AT2(1)	$236,000	$50,000	$50,000	$-	(2)
7.420% Senior Notes due 2037	28336LBH1	$160,218,000	$113,690,000	$113,650,000	$40,000	(2)

Dutch Auction Notes:
6.875% Senior Notes due 2014	28336LBM0	$375,000,000	$231,622,000	N/A	$167,623,000	(3)
7.000% Senior Notes due 2017	28336LBQ1	$900,000,000	$304,246,000	N/A	$113,830,000	(3)
7.250% Senior Notes due 2018	28336LBR9	$575,000,000	$232,611,000	N/A	$97,872,000	(3)

(1)
Originally issued at The Coastal Corporation and were exchanged for El Paso Corporation Notes in December 2005.  Amounts outstanding for these Debentures are small positions which were not exchanged in that exchange offer and were assumed by the Company on December 31, 2005.

(2)
Reflects principal amounts validly tendered after 5:00 p.m., New York City time, on July 26, 2011 (the “Early Tender Date”) and on or prior to the Expiration Date.  On July 27, 2011, El Paso accepted for purchase all of the Any and All Notes validly tendered on or prior to the Early Tender Date, and made payment for such accepted notes on July 29, 2011.

(3)	El Paso accepted for purchase the Dutch Auction Notes on a pro rata basis as described below.

Any and All Tender Offers

Today, El Paso accepted all of the 9.625% Senior Debentures due 2012 (the “9.625% Debentures”), all of the 9.625% Senior Notes due 2012 (the “9.625% Notes”), all of the 8.250% Senior Notes due 2016 (the “8.250% Notes”), all of the 6.950% Senior Debentures due 2028 (the “6.950% Debentures”), all of the 6.950% Senior Notes due 2028 (the “6.950% Notes”), all of the 7.420% Senior Debentures due 2037 (the “7.420% Debentures”) and all of the 7.420% Senior Notes due 2037 (the “7.420% Notes” and, together with the 9.625% Debentures, the 9.650% Notes, the 8.250% Notes, the 6.950% Debentures, the 6.950% Notes and the 7.420% Debentures, the “Any and All Notes”) validly tendered on or prior to the Expiration Date and not previously accepted upon early settlement on July 29, 2011, as set forth in the table above.  El Paso expects to make payment for such accepted Any and All Notes on August 11, 2011.  As described in El Paso’s Offer to Purchase dated July 13, 2011 (the “Offer to Purchase”), the holders of the 9.625% Debentures, 9.625% Notes, 8.250% Notes, 6.950% Debentures, 6.950% Notes, 7.420% Debentures and  7.420% Notes accepted for purchase today will receive Tender Offer Consideration of $1,040, $1,040, $1,110, $1,095, $1,095, $1,140 and $1,140, respectively, per $1,000 principal amount tendered, plus accrued and unpaid interest from the last interest payment date to, but not including, the settlement date, which amounts exclude the Early Tender Payment of $30.00 per $1,000 principal amount tendered.

Dutch Auction Tender Offers

Today, El Paso also accepted the 6.875% Senior Notes due 2014, the 7.000% Senior Notes due 2017 and the 7.250% Senior Notes due 2018 (collectively, the “Dutch Auction Notes”) in the amounts set forth in the table above.  El Paso expects to make payment for such accepted Dutch Auction Notes on August 11, 2011.  As described in the Offer to Purchase, the aggregate amount of the consideration (excluding accrued interest and fees and expenses) that can be paid for the Dutch Auction Notes tendered is equal to $750,000,000 less the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Any and All Notes tendered and accepted for purchase (the “Maximum Dutch Auction Tender Offer Amount”).  After paying for the Any and All Notes validly tendered on or prior to the Expiration Date, the Maximum Dutch Auction Tender Offer Amount available to purchase Dutch Auction Notes was $437,422,200.  As of the Expiration Date, Holders of Dutch Auction Notes have tendered $768,479,000, and as such, El Paso accepted for purchase the Dutch Auction Notes on a pro rata basis as described in the Offer to Purchase.

The Total Consideration or Tender Offer Consideration, as applicable, per $1,000 principal amount of Dutch Auction Notes are set forth in the table below:

Series of Notes	Base Price	Clearing Premium	Tender Offer Consideration	Total Consideration(1)
6.875% Senior Notes due June 15, 2014	$ 1,115.00	$ 27.50	$ 1,112.50	$ 1,142.50
7.000% Senior Notes due June 15, 2017	$ 1,135.00	$ 27.50	$ 1,132.50	$ 1,162.50
7.250% Senior Notes due June 1, 2018	$ 1,135.00	$ 27.50	$ 1,132.50	$ 1,162.50

(1)	Includes Early Tender Payment of $30.00 per $1,000 principal amount of Dutch Auction Notes validly tendered (and not withdrawn) on or prior to the Early Tender Date.

The Tender Offer Consideration consisted of a "base price" per $1,000 principal amount of Dutch Auction Notes, plus a "clearing premium" determined pursuant to the modified "Dutch Auction" as described in the Offer to Purchase.  The clearing premium for the Dutch Auction Tender Offers of $27.50 was the lowest single “bid premium” (the difference between the “bid price” submitted by a holder of Dutch Auction Notes and the applicable “base price”) based on the tenders of Dutch Auction Notes received (and not withdrawn) on or prior to the Expiration Date such that El Paso was able to spend the Maximum Dutch Auction Tender Offer Amount.

With respect to each Dutch Auction Tender Offer, because the aggregate amount of Dutch Auction Notes validly tendered (and not withdrawn) would cause El Paso to spend more than the Maximum Dutch Auction Tender Offer Amount, El Paso has accepted for purchase, subject to the terms and conditions of the Dutch Auction Tender Offers, first, all Dutch Auction Notes validly tendered (and not withdrawn) at a bid premium less than the clearing premium, and second, Dutch Auction Notes validly tendered (and not withdrawn) with a bid premium equal to the clearing premium on a prorated basis using a single proration factor of 27.01% across all series of Dutch Auction Notes.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner.  The company owns North America’s largest interstate natural gas pipeline system, one of North America’s largest independent exploration & production companies and an emerging midstream business.  El Paso owns a 42 percent limited partner interest, and the 2 percent general partner interest in El Paso Pipeline Partners, L.P.  El Paso Corporation’s Board of Directors has granted initial approval of a plan to separate the company into two publicly traded companies through a tax-free spinoff of its exploration and production business to shareholders before year-end 2011.  For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Media Relations
Bruce Connery, Vice President
(713) 420-5855

Media Relations
Bill Baerg, Manager
(713) 420-2906